SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C. 20549
                                 Form 8-K

                             CURRENT  REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                             JANUARY 6, 2005
                             --------------
              Date of Report (Date of earliest event reported)


                          CIMBIX  CORPORATION
                    --------------------------------
           (Exact name of registrant as specified in its charter)


WASHINGTON                                   91-2060082
----------                                    ----------
(State of incorporation                   (I.R.S. Employer
or organization)                          Identification No.)

                      	SEC File No.  000-49955

SUITE 112, 5415 CAMERON STREET
      LAS VEGAS, NEVADA                     89118
----------------------------              ---------
(Address of principal executive offices)  (Zip Code)

                            415-924-9164
                            ------------
          Registrant's telephone number, including area code


            #300, 7251 West Lake Mead, Las Vegas, Nevada 89128
                           --------------
     (Former name or former address, if changed since last report)

ITEM  8.     OTHER  EVENTS

Cimbix Corporation (the "Company" or the "Registrant") is in the process of issuing up to 9,000,000 shares of its Common Stock, $0.001 par value per share, in consideration for approximately $90,000 pursuant to private placement subscription agreements. The Company is claiming an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

Over the past year, the Company has been restructuring and resolving issues and challenges created by prior management. The Company is in the early stages of its development, and the money raised by the private placement will enable it to facilitate and implement its new operational plan. The Company intends to use the funds raised from the subscriptions for research and development of its patents to enable it to earn licensing revenue and to secure professional advisors, such as lawyers and accountants, to help execute its new operational plan. The Company is also actively exploring other business opportunities to complement or accentuate its current business initiatives. In connection therewith, some of the proceeds from the private placement will be allocated for due diligence to investigate such opportunities. The current board of directors is working diligently to act in the best interests of the Company and its shareholders.


                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CIMBIX CORPORATION

DATE:   January 6, 2005
                                        By:  /s/ DONALD WALKER
                                            -----------------------
                                             DONALD WALKER
                                             President, Director